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                                  EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

       This Employment Agreement, effective as of the 9th day of January, 2001 (the "Effective Date"), is made by and between Radview Software, Inc., a Delaware corporation ("Radview") and Brian E. LeClair ("Employee").

       WHEREAS Radview is a wholly owned subsidiary of Radview Software Ltd., an Israeli corporation ("Parent");

       WHEREAS Employee and Radview have entered into an agreement which includes among other things, a covenant not to compete with Radview by the Employee, a non-solicitation agreement and an assignment of inventions agreement; and

       WHEREAS Employee and Radview desire to set forth other terms of Employee's employment;

       NOW, THEREFORE, the parties hereto agree as follows:

1.  CHANGE OF CONTROL.

       Upon a Change of Control (as defined below), all unvested stock options and/or restricted shares shall immediately vest with respect to 50% of such options and/or shares.

2.  TERMINATION OF EMPLOYMENT SUBSEQUENT TO A CHANGE OF CONTROL.

a. If, within 12 months of a Change of Control (as defined below) (i) Employee terminates his employment with Good Reason (as defined below) or
       (ii) Employee's employment is terminated without Cause (as defined below), then, in either case, Employee will receive on his termination date the Accrued Obligations (as defined below) and severance pay equal to six (6) months of his or her annual base salary then in effect shall be paid in equal installments (minus applicable withholdings) over a six
       (6) month period following such termination,

b. Employee shall continue to receive the same health benefits as he or she was receiving prior to such termination during the six (6) month period following such termination; and

c. All remaining unvested stock options and/or restricted shares shall immediately vest; provided, however, that if the Board of Directors of Parent determines that the provisions of this Section 2(c) might have the effect of adversely affecting the accounting treatment of a "pooling transaction" resulting in a Change of Control, the Board of Directors of Parent may, in connection with the approval of such "pooling transaction", elect to invalidate this provision.

d.     For purposes of this Agreement:

       (i) "Accrued Obligations" shall mean all amounts of Annual Compensation due and owing, reimbursements properly submitted for expenses incurred prior to the termination date and any accrued but unused vacation owed to the Employee as of the termination date.

       (ii)"Cause" shall mean any act of or omission by Employee in the conduct of Employee's duties and responsibilities which constitutes gross negligence or willful misconduct, or any act of or omission by Employee which involves dishonesty or criminal conduct. In the event the Board of Directors of Radview (the "Board") determines it has reason to terminate Employee's employment for Cause, it shall give written notice to Employee stating the specific grounds constituting Cause. In the event that the Cause alleged constitutes any act or omission in the conduct of Employee's duties and responsibilities which constitutes gross negligence or willful misconduct, Employee shall have an opportunity within five (5) days after receiving such notice to meet with the Board to discuss such allegations of Cause.

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       (iii)"Change of Control" shall mean: (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Radview or Parent; (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of Radview or of Parent (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of such company, provided that any individual becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for the purposes of this provision, considered as though such individual were an Incumbent Director; (iii) any consolidation or merger of Radview or Parent with any other entity where the stockholders of Radview or Parent immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing fifty percent (50%) of the combined voting power of all of the outstanding securities of the entity issuing cash or securities in the consolidation or merger (or its ultimate parent corporation, if any); (iv) a third person, including a "person" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of Radview or of Parent representing twenty -five percent (25%) or more of the total number of votes that may be cast for the election of the directors of Radview; or (vi) the Board of Directors of Radview or Parent, by vote of a majority of all the Directors, adopts a resolution to the effect that a "Change-in-Control" has occurred for purposes of this Agreement.

       (iv)"Good Reason" means that (i) Employee's compensation has been materially reduced (and such reduction is not part of an overall reduction in compensation affecting other Employees of Radview), (ii) Employee's position, duties or responsibilities have been materially reduced, (iii) the Employee's primary place of employment is moved to a location greater than sixty (60) miles away from its then current location, or (iv) Radview has not paid to Employee when due any undisputed compensation, including salary or bonus, and in all such cases (i-iv) the condition continues beyond 15 business days from the date Radview's Board is notified in writing of its existence. Notwithstanding anything contained herein to the contrary, a material reduction in Employee's position, duties or responsibilities shall be deemed to have occurred if, for example and without in anyway limiting the foregoing, a Change of Control resulting in Radview or Parent becoming a subsidiary of another entity occurs and Employee's position, duties or responsibilities are not otherwise reduced (unless Employee is also awarded identical or superior position, duties and responsibilities with any such parent entity).

3.   GOVERNING LAW; ARBITRATION; INJUNCTIVE AND OTHER RELIEF

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts (without regard to its conflict of laws statutes). Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Massachusetts with respect to any actions which may arise in connection with this Agreement and are not required by this Section 3 to be arbitrated. Except as provided in this Section 3, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm that may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief. Remedies provided herein are not exclusive.

     The arbitrator shall have the authority to award such remedies or relief that a court of the Commonwealth of Massachusetts could order or grant in an action governed by Massachusetts law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Boston, Massachusetts.

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     Notwithstanding the foregoing, any party may bring and pursue an action in any federal or state court located in Massachusetts seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrator has assumed jurisdiction and ordered such discontinuance.

4.   MISCELLANEOUS

a.   SURVIVAL.  Notwithstanding anything in this Agreement to the contrary,
     Section 3 shall survive any termination of this Agreement.

b. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

c. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof. None of this Agreement or any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by both of the parties hereto.

d. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

             If to Radview:
                    Brian E. LeClair
                    Radview Software, Inc.
                    7 New England Executive Park
                    Burlington, MA  01803

             If to Employee, at:
                    1036 Main Street
                    Hingham, MA 02043

     or at such other address as any party shall have furnished to the others in writing. All such notices and other written communications shall be effective (i) if mailed, seven (7) days after mailing (if mailed from outside the United States, such mailing must be by airmail and said seven
     (7) days shall be fourteen (14) days), (ii) if delivered, upon delivery, or
     (iii) if faxed, one (1) business day after transmission and acknowledgement of receipt by telephone or fax.

e. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

f. SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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g.   PRIOR AGREEMENTS. This Employment Agreement supersedes all prior written or oral agreements related to Employee's employment with Radview.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Effective Date.

Employee:                                            RADVIEW SOFTWARE, INC.
/s/ Brian E. LeClair                                 /s/ Ilan Kinreich
--------------------                                 -----------------
Name: Brian E. LeClair                               By:  Ilan Kinreich
                                                     Name: C.E.O

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